Exhibit 99.1


                                                              EXECUTION DOCUMENT
                                                              ------------------


--------------------------------------------------------------------------------

                                  CONN'S, INC.

                             as Parent and Guarantor

                                       and

                           CONN APPLIANCES, INC., and

                                CONN CREDIT I, LP

                          CONN CREDIT CORPORATION, INC.

                                  as Borrowers
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           LOAN AND SECURITY AGREEMENT

                           Dated as of August 14, 2008

                                  $210,000,000

--------------------------------------------------------------------------------

                         CERTAIN FINANCIAL INSTITUTIONS,
                                   as Lenders,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Joint Book Runner,
                     Co-Lead Arranger, and Collateral Agent,

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Syndication Agent, Joint Book Runner, and Co-Lead Arranger,

                                       and

                               CAPITAL ONE, N.A.,
                            as Co-Documentation Agent

                                TABLE OF CONTENTS

                                                                                                              Page

SECTION 1.            DEFINITIONS; RULES OF CONSTRUCTION.........................................................1

         1.1      Definitions....................................................................................1
         1.2      Accounting Terms..............................................................................28
         1.3      Uniform Commercial Code.......................................................................28
         1.4      Certain Matters of Construction...............................................................29


SECTION 2.            CREDIT FACILITIES.........................................................................29

         2.1      Revolver Commitment...........................................................................29
         2.2      Increase in Revolver Commitments..............................................................31
         2.3      Letter of Credit Facility.....................................................................32


SECTION 3.            INTEREST, FEES AND CHARGES................................................................35

         3.1      Interest......................................................................................35
         3.2      Fees..........................................................................................36
         3.3      Computation of Interest, Fees, Yield Protection...............................................37
         3.4      Reimbursement Obligations.....................................................................37
         3.5      Illegality....................................................................................37
         3.6      Inability to Determine Rates..................................................................38
         3.7      Increased Costs; Capital Adequacy.............................................................38
         3.8      Mitigation; Replacement of Foreign Lender.....................................................39
         3.9      Funding Losses................................................................................40
         3.10     Maximum Interest..............................................................................40


SECTION 4.            LOAN ADMINISTRATION.......................................................................40

         4.1      Manner of Borrowing and Funding Revolver Loans................................................40
         4.2      Defaulting Lender.............................................................................42
         4.3      Number and Amount of LIBOR Revolver Loans; Determination of Rate..............................42
         4.4      Borrower Agent................................................................................42
         4.5      One Obligation................................................................................43
         4.6      Effect of Termination.........................................................................43


SECTION 5.            PAYMENTS..................................................................................43

         5.1      General Payment Provisions....................................................................43
         5.2      Repayment of Revolver Loans...................................................................44
         5.3      [Reserved]....................................................................................44
         5.4      Payment of Other Obligations..................................................................44
         5.5      Marshaling; Payments Set Aside................................................................44
         5.6      Post-Default Allocation of Payments...........................................................44
         5.7      Application of Payments.......................................................................45
         5.8      Loan Account; Account Stated..................................................................45
         5.9      Taxes.........................................................................................46
         5.10     Foreign Lenders...............................................................................46
         5.11     Nature and Extent of Each Borrower's Liability................................................47

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

SECTION 6.            CONDITIONS PRECEDENT/SUBSEQUENT...........................................................49

         6.1      Conditions Precedent to Initial Revolver Loans................................................49
         6.2      Conditions Precedent to All Credit Extensions.................................................51
         6.3      Limited Waiver of Conditions Precedent........................................................52
         6.4      Conditions Subsequent.........................................................................52


SECTION 7.            COLLATERAL................................................................................52

         7.1      Grant of Security Interest....................................................................52
         7.2      Lien on Deposit Accounts; Cash Collateral.....................................................53
         7.3      Real Estate Collateral........................................................................54
         7.4      Other Collateral..............................................................................54
         7.5      No Assumption of Liability....................................................................54
         7.6      Further Assurances............................................................................54
         7.7      Foreign Subsidiary Stock......................................................................54
         7.8      Contract Legend...............................................................................55


SECTION 8.            COLLATERAL ADMINISTRATION.................................................................55

         8.1      Collateral Reports............................................................................55
         8.2      Administration of Contracts...................................................................55
         8.3      Administration of Inventory...................................................................57
         8.4      Administration of Equipment...................................................................58
         8.5      Administration of Deposit Accounts............................................................58
         8.6      Administration of Credit Card Accounts........................................................58
         8.7      General Provisions............................................................................59
         8.8      Power of Attorney.............................................................................60


SECTION 9.            REPRESENTATIONS AND WARRANTIES............................................................60

         9.1      General Representations and Warranties........................................................60
         9.2      Complete Disclosure...........................................................................65


SECTION 10.           COVENANTS AND CONTINUING AGREEMENTS.......................................................65

         10.1     Affirmative Covenants.........................................................................65
         10.2     Negative Covenants............................................................................69
         10.3     Financial Covenants...........................................................................73
         10.4     Contract Forms................................................................................73
         10.5     Credit and Collection Guidelines..............................................................74


SECTION 11.           EVENTS OF DEFAULT; REMEDIES ON DEFAULT....................................................74

         11.1     Events of Default.............................................................................74
         11.2     Remedies upon Default.........................................................................75
         11.3     License.......................................................................................76
         11.4     Setoff........................................................................................76

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

         11.5     Remedies Cumulative; No Waiver................................................................77


SECTION 12.           AGENT.....................................................................................77

         12.1     Appointment, Authority and Duties of Agent....................................................77
         12.2     Agreements Regarding Collateral and Field Examination Reports.................................78
         12.3     Reliance By Agent.............................................................................79
         12.4     Action Upon Default...........................................................................79
         12.5     Ratable Sharing...............................................................................79
         12.6     Indemnification of Agent Indemnitees..........................................................80
         12.7     Limitation on Responsibilities of Agent.......................................................80
         12.8     Successor Agent and Co-Agents.................................................................80
         12.9     Due Diligence and Non-Reliance................................................................81
         12.10    Replacement of Certain Lenders................................................................81
         12.11    Remittance of Payments and Collections........................................................82
         12.12    Agent in its Individual Capacity..............................................................82
         12.13    Agent Titles..................................................................................83
         12.14    No Third Party Beneficiaries..................................................................83


SECTION 13.           BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS......................................83

         13.1     Successors and Assigns........................................................................83
         13.2     Participations................................................................................83
         13.3     Assignments...................................................................................84


SECTION 14.           MISCELLANEOUS.............................................................................84

         14.1     Consents, Amendments and Waivers..............................................................84
         14.2     Indemnity.....................................................................................85
         14.3     Notices and Communications....................................................................86
         14.4     Performance of Borrowers' Obligations.........................................................86
         14.5     Credit Inquiries..............................................................................87
         14.6     Severability..................................................................................87
         14.7     Cumulative Effect; Conflict of Terms..........................................................87
         14.8     Counterparts..................................................................................87
         14.9     Entire Agreement..............................................................................87
         14.10    Relationship with Lenders.....................................................................87
         14.11    No Advisory or Fiduciary Responsibility.......................................................87
         14.12    Confidentiality...............................................................................88
         14.13    Certifications Regarding Existing Securitization Facility.....................................88
         14.14    GOVERNING LAW.................................................................................89
         14.15    Consent to Forum; Arbitration.................................................................89
         14.16    Waivers by Borrowers..........................................................................90
         14.17    Patriot Act Notice............................................................................90

                                TABLE OF CONTENTS

                                                                                                               Page

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                    Revolver Note
Exhibit B                    Assignment and Acceptance
Exhibit C                    Assignment Notice
Exhibit D                    Secretary's Certificate
Exhibit E                    Borrowing Base Certificate

Schedule 1.1                 Revolver Commitments of Lenders
Schedule 1.1E                Existing Letters of Credit
Schedule 1.1L                Leasehold Mortgages
Schedule 7.1(j)              Equity Interests
Schedule 8.5                 Deposit Accounts
Schedule 8.6.1               Credit Card Agreements
Schedule 8.7.1               Business Locations
Schedule 9.1.4               Names and Capital Structure
Schedule 9.1.5               Former Names and Companies
Schedule 9.1.11              Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14              Environmental Matters
Schedule 9.1.15              Restrictive Agreements
Schedule 9.1.16              Litigation
Schedule 9.1.18              Pension Plans
Schedule 9.1.20              Labor Contracts
Schedule 10.2.2              Existing Liens
Schedule 10.2.17             Existing Affiliate Transactions

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is dated as of August 14, 2008, among CONN'S, INC., a Delaware corporation, as parent and guarantor ("Parent"), CONN APPLIANCES, INC., a Texas corporation ("CAI"), CONN CREDIT I, LP, a Texas limited partnership ("CCI") and CONN CREDIT CORPORATION, INC., a Texas corporation ("CCCI", and together with CAI and CCI, collectively, "Borrowers"), the financial institutions party to this Agreement from time to time as lenders (collectively, "Lenders"), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and Joint Book Runner for the Lenders ("Agent") JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Syndication Agent and Joint Book Runner for the Lenders ("JPMorgan"), and CAPITAL ONE, N.A., as Co-Documentation Agent for the Lenders ("Capital One").

                                R E C I T A L S:
                                ----------------

         Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.        DEFINITIONS; RULES OF CONSTRUCTION

         1.1 Definitions. As used herein, the following terms have the meanings set forth below:

         Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

         Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings.

         Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

         Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

         Allocable Amount: as defined in Section 5.11.3(b).

         Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

         Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

         Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth in the chart below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter, measured on a trailing 12 month basis:

         Level               Fixed Charge        Base Rate Revolver    LIBOR Revolver
         -----               ---------------     ------------------    --------------
                             Coverage Ratio      Loans                 Loans
                             --------------      -----                 -----

         I                   > 1.75:1.00         0.25%                 2.25%
         II                  <1.75:1.00 and >    0.50%                 2.50%
                             -              -
                             1.50:1.00
         III                 <1.50:1.00          0.75%                 2.75%

Until February 1, 2009, margins shall be determined as if Level I were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the most recently ended Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt (for the avoidance of doubt, the determination of the margins on February 1, 2009 shall be based on the financial statements and Corresponding Compliance Certificate delivered for the Fiscal Quarter ending October 31,
2008). If any financial statements and Compliance Certificate due in the preceding Fiscal Quarter have not been received on the due dates set forth in
Section 10.1.2, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

         Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

         Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

         Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

         Availability: the Borrowing Base minus the principal balance of all Revolver Loans.

         Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

         Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

         Bank Product: any of the following products, services or facilities extended to any Borrower or its Subsidiary by Bank of America or any of its Affiliates or a Lender or any of its Affiliates: (a) Cash Management Services;
(b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or its Subsidiary, other than Letters of Credit; provided, however, that for any of the foregoing provided by a Lender to be included as an "Obligation" for purposes of a distribution under Section 5.6.1, the applicable Lender must have provided prior written notice to Agent which notice has been approved by Borrowers of (i) the existence of such Bank Product,
(ii) the maximum dollar amount of obligations arising thereunder which shall be included by Agent as a Bank Product Reserve ("Bank Product Amount"), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent by the applicable Lender and Borrowers. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

         Bank Product Amount: as defined in the definition of Bank Product.

         Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.

         Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its reasonable discretion in respect of Bank Product Debt, which shall be at least equal to the sum of all Bank Product Amounts.

         Bankruptcy Code: Title 11 of the United States Code.

         Base Rate: the rate of interest publicly announced by Bank of America from time to time as its prime rate. Such rate is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

         Board of Governors: the Board of Governors of the Federal Reserve
System.

         Borrowed Money: with respect to any Obligor,  without duplication,  its
(a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business and obligations owing to Flooring Lenders), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases;
(c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person. In no event shall Debt incurred under or in connection with the Existing Securitization Facility constitute Borrowed Money.

         Borrower: as defined in the preamble of this Agreement.

         Borrower Agent: as defined in Section 4.4.

         Borrowing: a group of Revolver Loans of one Type that are made on the same day or are converted into Revolver Loans of one Type on the same day.

         Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the sum of the CCI Borrowing Base, plus the CAI Borrowing Base.

         Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent (a form acceptable as of the Closing Date is attached as Exhibit E) by which Borrowers certify calculation of the Borrowing Base.

         Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, Texas and California, and if such day relates to a LIBOR Revolver Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

         CAI Availability Reserve: the sum of (without duplication when taken into account with the CCI Availability Reserve) (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve;
(e) the Sales Tax Reserve; (f) the Gift Card Reserve; (g) the Customer Deposit Reserve; (h) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable judgment may elect to impose from time to time.

         CAI Borrowing Base: the sum of the Credit Card Account Formula Amount, plus the Inventory Formula Amount, minus any CAI Availability Reserve.

         CAIC: CAI Credit Insurance Agency, Inc., a Louisiana corporation.

         CAIH: CAI Holding Co., a Delaware corporation.

         Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by any Borrower or any of its Subsidiaries for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

         Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

         Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent's Liens for the benefit of Secured Parties.

         Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to Obligations arising under Bank Products, Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. "Cash Collateralization" has a correlative meaning.

         Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

         Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or any its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

         Cash Recovery Percent: the percent, calculated as of the beginning of the first day of each month, equal to the amount determined by dividing (i) the actual Gross Cash Collections received by the Borrowers from payments made by Contract Debtors during the previous three (3) months by (ii) the sum of the Gross Contract Payments outstanding as of the beginning of the first day of each of the previous three (3) months. During the first Loan Year, the Cash Recovery Percent shall be calculated based on the combined portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents as well as those Contracts subject to the Existing Securitization Facility and at all times thereafter shall be calculated based on the lesser of (x) the calculation of the Cash Recovery Percent for the combined portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents as well as those Contracts subject to the Existing Securitization Facility, and (y) the calculation of the Cash Recovery Percent for the portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents.

         CCI Availability Reserve: the sum of (without duplication when taken into account with the CAI Availability Reserve) (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the Bank Product Reserve; (d) the Sales Tax Reserve; (e) the Service Maintenance Program Reserve; (f) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable judgment may elect to impose from time to time.

         CCI Borrowing Base: the sum of the Contracts Formula Amount, minus any CCI Availability Reserve.

         CCI Receivables Purchase Agreement: that certain Contract Receivables Purchase Agreement dated as of August 14, 2008 between CCI, as purchaser, CCCI, as originator and seller, together with all amendments, modifications and supplements thereto.

         CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.).

         Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in CAI; (b) CAI ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of CAIH; CCCI, CAIC, CCI and CLL; (c) a change in the majority of directors of Parent, CAI, CAI Holding co. or CCCI, unless approved by the then majority of directors of such entity; or (d) all or substantially all of a Borrower's assets are sold or transferred, other than sale or transfer to another Borrower.

         Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

         CLL: Conn Lending, LLC, a Delaware limited liability company.

         Closing Date: as defined in Section 6.1.

         Code: the Internal Revenue Code of 1986.

         Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

         Collateral Adjustment Percentage: calculated as of the first day of each month, the sum of the Past Due Percent and the Net Charge-Off Percent.
During the first Loan Year, the Collateral Adjustment Percentage shall be calculated based on the combined portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents as well as those Contracts subject to the Existing Securitization Facility and at all times thereafter shall be calculated based on the greater of (x) the calculation of the Collateral Adjustment Percentage for the combined portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents as well as those Contracts subject to the Existing Securitization Facility, and (y) the calculation of the Collateral Adjustment Percentage for the portfolio of Contracts subject to Agent's Lien pursuant to the Security Documents.

         Compliance   Certificate:   a   certificate,   in  form  and  substance
satisfactory  to Agent,  by which  Borrowers  certify  compliance  with Sections
10.2.3 and 10.3 and calculate the applicable level for the Applicable Margin.

         Contingent Obligation: any obligation of a Person (without duplication) arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor,
(iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

         Contracts: all of each Borrower's now owned and hereafter acquired loan agreements, accounts, revolving credit agreements, installment sale contracts, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to such Borrower, including any collateral for any of the foregoing, including all rights under any and all security documents and merchandise returned to or repossessed by such Borrower.

         Contract Debtor: each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

         Contract Formula Amounts: 85% of Net Eligible Contract Payments; provided, however, that the Contract Formula Amount shall be subject to reduction as of the first day of each month, based on the then existing Collateral Adjustment Percentage and Cash Recovery Percent (whichever results in the lower Contract Formula Amount), as follows:

                  (a) the Contract Formula Amount shall be reduced by 1% for each whole percentage or fraction thereof that the Collateral Adjustment Percentage exceeds 15%; and

                  (b) the Contract Formula Amount shall be reduced based on the Cash Recovery Percentage as set forth below:

                                      Cash Recovery Percent                   Contract Formula Amount
                                      ---------------------                   -----------------------
                                         < 4.99% > 4.94%                                84%
                                         -
                                         < 4.94% > 4.89%                                83%
                                         -
                                         < 4.89% > 4.84%                                82%
                                         -
                                         < 4.84% > 4.79%                                81%
                                         -
                                         < 4.79% > 4.74%                                80%
                                         -

         Credit Card Account: Accounts together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Borrower resulting from charges by a retail customer of a Borrower on credit or debit cards in connection with the sale of goods by a Borrower, or services performed by a Borrower, in each case in the Ordinary Course of Business.

         Credit Card Account Formula Amount: 85% of the Value of Eligible Credit Card Accounts.

         Credit Card Agreements: with respect to each Borrower, all agreements now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Credit Card Acknowledgments: with respect to each Borrower, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority Lien in the monies due and to become due to such Borrower under the Credit Card Agreements of such Borrower, and agreeing to transfer all such amounts to the Dominion Account, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Credit Card Issuers: any person (other than a Borrower) who issues or whose members issue credit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard
International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

         Credit Card Processors: with respect to each Borrower, any servicing or processing agent or any financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         Credit and Collection Guidelines: the Borrowers' guidelines (which have previously been reviewed and approved by the Agent) which state in detail the credit criteria used by the Borrowers in determining the creditworthiness of Contract Debtors and the collection criteria used by Borrowers in collection of amounts due from Contract Debtors.

         Customer Deposit Reserve: as of any measurement date, a reserve equal to the aggregate amount of deposits paid by the customers of any Borrower for the purchase of goods.

         CWA: the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.).

         Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business and amounts owed to Flooring Lenders on account of flooring arrangements paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

         Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

         Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

         Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent, as security for the Obligations.

         Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

         Dollars: lawful money of the United States.

         Dominion Accounts: special accounts established by Borrowers at Bank of America or other banks acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

         Dominion Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) average Availability during a month (as reflected in the Loan Account) is less than 10% of the amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit; or (iii) Availability is less than 5% amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit, and continuing, and (b) ending on the day
(i) on which, during the preceding 90 consecutive days, no Event of Default has existed and Availability has at all times been greater than 10% of the amount of aggregate outstanding Revolver Loans; provided, that this clause (b)(i) shall only be applicable to the first commencement of such period hereunder, and (ii) determined by Agent in its sole discretion for any subsequent commencement of such period; provided, that with respect to any subsequent commencement of such period in order for the period to end the requirements in clause (b)(i) shall be satisfied.

         EBITDAR: determined on a consolidated basis for Parent and its Subsidiaries for the trailing 12 month period measured as of the end of any Fiscal Quarter, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, stock based compensation, book rent expense, gains or losses arising from the sale of capital assets, any extraordinary gains or losses (in each case, to the extent included in determining net income), and any fair value adjustments, and reduced to the extent the Borrowers' recorded loss reserve measured as of the end of any Fiscal Quarter is less than the EBITDAR Loss Reserve measured as of the end of the same Fiscal Quarter.

         EBITDAR Loss Reserve: at any date is the sum of (i) Net Charge-Offs for the 12 month period ending on the measurement date, plus (ii) the net change in Net Balances over 180 days past due for the 12 month period ending on the measurement date.

         Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

         Eligible Contracts: those Contracts owned by a Borrower that Agent, in its reasonable judgment, deems to be Eligible Contracts. Without limiting the foregoing, no Contract shall be an Eligible Contract unless:

         (a) the Contract complies in all material respects with all of the Borrowers' warranties and representations contained herein;

         (b)  no  payment   due  under  the   Contract  is  more  than  60  days
contractually delinquent;

         (c) neither a Borrower nor the Contract Debtor is in default under the terms of the Contract;

         (d) no Borrower has within any 12-month period granted to the Contract Debtor more than 2 extensions of time (each not longer than 1 month) for the payment of any sum due under the Contract;

         (e) the Contract or payments due thereunder are not subject to any defense, counterclaim, offset, discount, or allowance other than discounts provided in connection with promotional credit, such as same as cash offerings or deferred interest programs;

         (f) the terms of the Contract and all related documents and Instruments comply in all respects with all Requirement of Law;

         (g) the Contract Debtor is not an Affiliate or an employee of an Obligor;

         (h) the creditworthiness of the Contract Debtor is acceptable to the Agent and the Contract and Contract Debtor conform to the Credit and Collection Guidelines in all material respects;

         (i) the Contract Debtor is not subject to an active or pending Insolvency Proceeding under Federal law or any similar proceeding under state law;

         (j) the first scheduled payment pursuant to the terms of the Contract is, or was, due within 45 days following the execution of the Contract and all other payments are scheduled to be made on the same date of each month thereafter;

         (k) the payment schedule for such Contract is fully amortizing on a monthly basis;

         (l) with respect to installment Contracts only, the original term of the Contract is not more than 48 months;

         (m) repayment of the Contract is secured by a first priority interest in any merchandise sold in connection therewith;

         (n) to the extent that the balance of the Contract includes sums representing the financing of "service maintenance plans," such plans are in compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto;

         (o) the Contract is not a Modified Contract;

         (p) the Contract is originated or acquired in the Ordinary Course of Business;

         (q) the Agent has a first priority perfected Lien in the Contract;

         (r) the Contract is a Retained Contract; and

         (s) the merchandise, if any, which secures the Contract has been delivered to the Contract Debtor and has not been repossessed by a Borrower or returned by the Contract Debtor to a Borrower.

         Eligible Credit Card Accounts: Credit Card Accounts that Agent, in its discretion, deems to be Eligible Credit Card Accounts. Without limiting the foregoing, no Credit Card Account shall be an Eligible Credit Card Account unless:

         (a) such Credit Card Account is owned by a Borrower and such Borrower has good and marketable title to such Credit Card Account free and clear of any Lien of any Person other than the Agent;

         (b) such Credit Card Account constitutes an "Account" (as defined in the UCC) or such Credit Card Account has not been outstanding for more than 5 Business Days;

         (c) the Credit Card Issuer or Credit Card Processor of the applicable credit card with respect to such Credit Card Account is not the subject of any bankruptcy or insolvency proceedings;

         (d) such Credit Card Account is a valid, legally enforceable obligation of the applicable issuer with respect thereto;

         (e) such Credit Card Account is subject to a properly perfected first priority Lien in favor of the Agent;

         (f) the Credit Card Account conforms to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Account;

         (g) such Credit Card Account is owed by a Person that has executed a Credit Card Acknowledgement;

         (h) such Credit Card Account is not evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to the Agent;

         (i) such Credit Card Account indicates no Person other than a Borrower as payee or remittance party; or

         (j) such Credit Card Account has been earned and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the Ordinary Course of Business.

         Eligible Inventory: Inventory owned by a Borrower that Agent, in its reasonable judgment, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods and not raw materials, work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent's duly perfected, first priority Lien, and no other Lien (including Liens in favor of Flooring Lenders);
(h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, is not consigned to any Person and is not located in a clearance center or service center; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower's or Agent's right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established as set forth in Section 6.4.1; (l) is reported as internal load amount or shrinkage accrual; and (m) is reflected in the details of a current perpetual inventory report of Borrowers.

         Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Contract Debtors, exercise of setoff or recoupment, or otherwise).

         Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

         Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

         Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

         Equity Interest:  the interest of any (a) shareholder in a corporation;
(b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

         Equity Interest Pledge Agreement: a pledge agreement, in form and substance satisfactory to Agent, executed by Conn Appliances, LLC, a Delaware limited liability company, granting a security interest in its Equity Interests in the Receivables SPV in favor of Agent for the benefit of the Lenders.

         ERISA: the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure by any Obligor or ERISA Affiliate to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

         Event of Default: as defined in Section 11.

         Excluded Subsidiary: the Receivables SPV, Conn Appliances, LLC, a Delaware limited liability company, and Conn Funding GP II, L.L.C., a Texas limited liability company.

         Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes by the United

States or any State or political subdivision thereof), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any State or any other jurisdiction in which a Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10.2(a), and (d) in the case of a Foreign Lender, any State or United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.10.2(a), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.9.1 or (iii) and which withholding tax may not be eliminated or reduced by complying with Section 5.10.2(a).

         Existing Debt: Debt owed to various lenders under that certain Credit Agreement dated July 14, 1998, among CAI and certain of its Subsidiaries, as borrowers, and JPMorgan Chase Bank, National Association, as agent and various lenders party thereto, as such agreement has been amended from time to time.

         Existing Letters of Credit: the issued and outstanding letters of credit set forth in Schedule 1.1E.

         Existing Securitization Facility: the receivables financing facility established pursuant to the Indenture and the "Transaction Documents" as defined therein.

         Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

         Fee Letter: the fee letter agreement between Agent and Borrowers dated August 14, 2008.

         Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.


         Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on January 31 of each year.

         Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDAR minus unfinanced Net Capital Expenditures, to (b) Fixed Charges.

         Fixed Charges: the sum of interest expense (other than payment-in-kind), scheduled/amortized principal payments made on Borrowed Money, un-scheduled principal payments made on Borrowed Money (other than payments on account of the Obligations or any other revolving Debt permitted hereunder), book rent expense, cash income taxes paid, and Distributions made.

         FLSA: the Fair Labor Standards Act of 1938.

         Flooring Intercreditor Agreement: each intercreditor agreement entered into by Agent and a Flooring Lender, in form and substance satisfactory to Agent.

         Flooring Lender: any lender which provides financing for the purchase of Inventory by a Borrower.

         Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

         Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or its Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or its Subsidiary.

         Foreign Subsidiary: a Subsidiary of Parent that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

         Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.

         GAAP: generally accepted accounting principles in effect in the United States from time to time.

         Gift Card Reserve: a reserve equal to 50% of the face amount of gift cards which are issued by a Borrower and are outstanding as of any measurement date.

         Governmental   Approvals:   all  authorizations,   consents,
approvals,   licenses  and  exemptions  of, registrations and filings with, and required reports to, all Governmental Authorities.

         Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

         Gross Cash Collections: total Contracts payments received from Contract Debtors and applied to such Contracts during any applicable period.

         Gross Contract Payments: as of the date of determination, (i) with respect to an interest bearing Contract the outstanding balance thereof including all accrued but unpaid interest, fees, and other charges, but excluding late charges, owing by the Contract Debtor and (ii) with respect to a precomputed Contract the outstanding balance thereof including all unearned interest, fees, and charges, but excluding late charges, owing by the Contract Debtor.

         Guarantor Payment: as defined in Section 5.11.3(b).

         Guarantors: Parent, CAIH, CAIC, CLL and each other Person who guarantees payment or performance of any Obligations.

         Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

         Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

         Indemnified Taxes: Taxes other than Excluded Taxes.

         Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

         Indenture: the Base Indenture dated September 1, 2002 between the Receivables SPV and Wells Fargo Bank, National Association, together with all amendments, modifications and supplements thereto.

         Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

         Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

         Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower's or its Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

         Interest Period: as defined in Section 3.1.3.

         Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower's business (but excluding Equipment).

         Inventory Formula Amount: the lesser of (i) $80,000,000; (ii) 75% of the Value of Eligible Inventory; or (iii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

         Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

         Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

         IRS: the United States Internal Revenue Service.

         Issuing Bank: Bank of America or an Affiliate of Bank of America and any other Lender which has issued an Existing Letter of Credit but only with respect to such Existing Letter of Credit.

         Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

         LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

         LC Conditions: the following conditions, the satisfaction of which is necessary for issuance of a Letter of Credit by Issuing Bank: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 30 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

         LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

         LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

         LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

         LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

         Leasehold Mortgages: each of the mortgages and deeds of trust, in form and substance acceptable to Agent, executed by a Borrower in favor of Agent, for the benefit of the Lenders, with respect to the leasehold interests of Borrowers in the Real Estate identified on Schedule 1.1L.

         Leasehold Mortgage Consent: each consent signed by the land owner for each Real Estate subject to a Leasehold Mortgage, in form and substance acceptable to Agent.

         Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

         Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

         Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to
 Agent and Borrower Agent.

         Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, including the Existing Letters of Credit, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

         Letter of Credit Subline:  $40,000,000.

         Leverage Ratio: the ratio, determined as of the end of any Fiscal Quarter for the Parent and its Subsidiaries, of (a) the sum of (i) Borrowed Money (other than Contingent Obligations) as of the last day of such quarter, and (ii) the product of 8 multiplied by the trailing 12 month book rent expense for such Fiscal Quarter, to (b) EBITDAR for such Fiscal Quarter.

         LIBOR: for any Interest Period with respect to a LIBOR Revolver Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Revolver Loan would be offered by Bank of America's London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

         LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

         License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

         Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

         Lien: any Person's interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

         Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

         Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

         Loan Documents: this Agreement, Other Agreements, Security Documents, the Securitization Intercreditor Agreement and the Flooring Intercreditor Agreements.

         Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

         Margin Stock: as defined in Regulation U of the Board of Governors.

         Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of Obligors, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of the Obligors, collectively, to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

         Material Contract: any agreement or arrangement to which a Borrower or any of its Subsidiaries are a party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $5,000,000 or more.

         Modified Contract: a Contract which, at any time, was in payment default for more than sixty (60) days and such payment default was cured by execution of a new Contract in order to adjust, amend, or reduce the payment terms of the original Contract.

         Moody's: Moody's Investors Service, Inc., and its successors.

         Multiemployer  Plan: any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         Net Balance: means, as of the date of determination, the Gross Contract Payments of a Contract less all unearned interest owing by the Contract Debtor.

         Net Capital  Expenditures:   Capital  Expenditures  less net proceeds
received from the sale of any fixed assets.

         Net Charge-Off: for any period, the aggregate amount of all unpaid payments due under Contracts which have been charged off by a Borrower during such period, as reduced by the amount of unearned interest, unearned insurance, accrued but unpaid interest, unpaid late charges, repossession recoveries, cash recoveries and amounts recovered in cash from other third parties, with respect to Contracts which had been charged off during previous periods or during such period.

         Net Charge-Off Percent: the percent, calculated on the first day of each month, equal to (a) 4 times the aggregate amount of Net Charge-Offs for the 3 preceding months, divided by (b) the sum of the Net Balance owing under all Contracts outstanding at the end of such month, divided by (c) 3.

         Net Eligible Contract Payments: means, as of the date of determination, the remainder of (a) the Gross Contract Payments owing under all Eligible Contracts, minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, all unearned interest, fees, and charges applicable to the Eligible Contracts and (ii) the unearned insurance commissions as presented on the books and records of the Borrowers.

         Net  Proceeds:   with  respect  to  an  Asset   Disposition,   proceeds
(including,  when  received,  any deferred or escrowed  payments)  received by a

Borrower or any of its Subsidiaries in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on
Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

         NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers' Inventory performed by an appraiser and on terms satisfactory to Agent.

         Non-Exempt Foreign Lender: as defined in Section 3.8.2(a).

         Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

         Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent or through electronic means acceptable to Agent.

         Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Revolver Loans as LIBOR Revolver Loans, in form satisfactory to Agent or through electronic means acceptable to Agent.

         Obligations: all (a) principal of and premium, if any, on the Revolver Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

         Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

         Ordinary Course of Business: the ordinary course of business of any Borrower or its Subsidiary, consistent with past practices and undertaken in good faith.

         Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

         Origination  Agreement:  that certain Origination Agreement between CAI
and  CCCI  dated  as  of  August  14,  2008,   together  with  any   amendments,
modifications or supplements thereto.

         Originator Notes: the revolving subordinated promissory notes made by CCI in favor of CCCI evidencing that portion of the purchase price represented by Debt incurred by CCI in connection with its purchase of contracts from CCCI pursuant to the CCI Receivables Purchase Agreement.

         OSHA: the Occupational Safety and Hazard Act of 1970.

         Other Agreement: each Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

         Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         Overadvance: as defined in Section 2.1.5.

         Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

         Parent: as defined in the Preamble to this Agreement.

         Participant: as defined in Section 13.2.

         Past Due Percent: the percent, calculated as of the beginning of the first day of each month, equal to (a) the Gross Contract Payments owing under all Contracts (excluding Contracts charged-off), as to which any portion of an installment due thereunder is more than 30 days past due as determined on a contractual basis as of the last day of the month immediately preceding the date of calculation, divided by (b) the Gross Contract Payments owing under all Contracts (excluding Contracts charged-off) as of the last day of the month immediately preceding the date of calculation.

         Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. No. 107-56, 115 Stat. 272 (2001).

         Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

         PBGC: the Pension Benefit Guaranty Corporation.

         Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

         Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to the Dominion Account, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business;
(b) a disposition of Equipment (other than those set forth in subsection (e) below), that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the
Ordinary  Course of  Business;  (d)  termination  of a lease of real or personal
Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor's default; (e) a disposition of any Borrower's Real Estate and related Equipment affixed thereto in connection with a sale-leaseback transaction so long as the terms of such transaction are consistent with then current market practices; or (f) approved in writing by Agent and Required Lenders.

         Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) all other Contingent Obligations in an aggregate amount of $5,000,000 or less at any time.

         Permitted Distribution: so long as immediately before and after giving effect thereto, (i) no Default or Event of Default exists, (ii) Availability is not less than 20% of the amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit, (iii) projected Availability for the succeeding 6 month period is greater than 20% of the amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit, and (iv) Supermajority Lenders have provided written consent thereto, the Parent or any Borrower may declare and make Distributions which are approved by the Parent's board of directors so long as the aggregate amount of Distributions made shall at no time exceed $50,000,000.

         Permitted Lien: as defined in Section 10.2.2.

         Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $10,000,000 at any time and its incurrence does not violate Section 10.2.3.

         Person:  any  individual,   corporation,   limited  liability  company,
partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

         Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

         Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender's Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender's Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

         Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP;
(d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any material portion of the assets of the Obligor valued greater than $1,000,000 in the aggregate; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

         Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Protective Advances: as defined in Section 2.1.6.

         Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

         Purchase  Money  Lien:  a  Lien  that  secures   Purchase  Money  Debt,
encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

         RCRA: the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6991-6991i).

         Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

         Receivables Purchase Agreement: that certain Receivables Purchase Agreement dated as of September 1, 2002 between Receivables SPV, as purchaser, Conn Appliances, Inc., a Texas corporation and CAI, L.P., a Texas limited partnership, as originators and sellers, and Conn Funding I, L.P., a Texas limited partnership, as initial seller, together with all amendments, modifications and supplements thereto.

         Receivables SPV: Conn Funding II, L.P., a Texas limited partnership.

         Refinancing Conditions:  the following conditions for Refinancing Debt:
(a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

         Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

         Reimbursement Date: as defined in Section 2.3.2.

         Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person (if any), unless it has executed a Lien Waiver.

         Report: as defined in Section 12.2.3.

         Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 66?% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Revolver Loans in excess of 66?% of all outstanding Revolver Loans.

         Requirement of Law: as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         Reserve Percentage: the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

         Restricted Investment: any Investment by a Borrower or any of its Subsidiaries, other than (a) Investments in its Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) the Securitization Originator Notes; (e) the Originator Notes; (f) Investments by CAI which are consistent with the corporate investment policy of CAI from time to time in effect, as approved by the Agent (such approval not to be unreasonably withheld); and (g) investments by Receivables SPV permitted under the Existing Securitization Facility.

         Restrictive Agreement: an agreement (other than a Loan Document or a "Transaction Document" (as defined in the Indenture)) that conditions or restricts the right of any Borrower, its Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

         Retained Contract: a Contract which has (i) been allocated to a Borrower pursuant to the Origination Agreement; (ii) not been sold to the Receivables SPV by a Borrower; and (iii) not been purchased from the Receivables SPV.

         Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. "Revolver Commitments" means the aggregate amount of such commitments of all Lenders.

         Revolver Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

         Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

         Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender's Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

         Revolver Termination Date:  August 14, 2011.

         Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         Sales Tax Reserve: a reserve equal to 100% of the aggregate sales tax obligations of Borrowers as set forth in the Borrowers' books and records as of any measurement date which have not been prepaid by the Borrowers.

         Secured Parties: Agent, Issuing Bank, Lenders and providers of Bank Products.

         Security Agreement: a security agreement, in form and substance satisfactory to Agent, executed by each Guarantor pursuant to which Guarantor shall grant to Agent a Lien (for the benefit of the Lenders) in all of such Guarantor's assets.

         Security Documents: the Guaranties, each Security Agreement, each Leasehold Mortgage, each Leasehold Mortgage Consent, the Equity Interest Pledge Agreement, Deposit Account Control Agreements, Credit Card Acknowledgement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

         Securitization Amendment: as defined in Section 10.1.14.

         Securitization Asset: as defined in the Securitization Intercreditor Agreement.

         Securitization Intercreditor Agreement: an intercreditor agreement entered into by Agent, Wells Fargo Bank, National Association, as Trustee under the Existing Securitization Facility, and Borrowers, in form and substance satisfactory to Agent.

         Securitization Originator Notes: the revolving subordinated promissory notes made by Receivables SPV in favor of CAI evidencing that portion of the purchase price represented by Debt incurred by Receivables SPV in connection with its purchase of Contracts and related assets from CAI pursuant to the Receivables Purchase Agreement.

         Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

         Servicer Letter of Credit: a letter of credit issued by the Servicer Letter of Credit Bank for the benefit of the Trustee under the Existing Securitization Facility or any substitute therefore in accordance with the Indenture.

         Servicer Letter of Credit Bank: SunTrust Bank and the issuer of any substitute Servicer Letter of Credit delivered pursuant to the Indenture.

         Service Maintenance Program Reserve: as of any measurement date, a reserve equal to the aggregate in-house service maintenance costs incurred by Borrowers for the previous 12-month period.

         Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

         Solvent:  as to any Person,  such Person (a) owns  Property  whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities);
(b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

         Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

         Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or Equity Interests).

         Substitute Lender: as defined in Section 3.8.2(a).

         Supermajority Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 90% of the aggregate Revolver Commitments; and
(b) if the Revolver Commitments have been terminated, Revolver Loans in excess of 90% of all outstanding Revolver Loans.

         Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent's funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

         Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

         Type: any type of a Revolver Loan (i.e., Base Rate Revolver Loan or LIBOR Revolver Loan) that has the same interest option and, in the case of LIBOR Revolver Loans, the same Interest Period.

         UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

         Unfunded Pension Liability: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         Unused Line Fee Percentage: (i) during the first Loan Year, a percentage equal to (i) 0.25% per annum, and (ii) at all times thereafter, (a) a percentage equal to 0.375% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the measurement month is equal to or less than 50% of the Revolver Commitments, and (b) a percentage equal to 0.25% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the measurement month is greater than 50% of the Revolver Commitments.

         Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

         Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a moving weighted average cost basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for a Credit Card Account, its face amount, reduced by, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Processor, or Credit Card Issuer pursuant to the terms of any Credit Card Agreement or understanding (written or oral)), (ii) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by a Borrower to reduce the amount of such Credit Card Account, and (iii) the amount of all accrued and unpaid fees owed to Credit Card Processors or Credit Card Issuers.

         1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in such change, the change is disclosed to Agent, and
Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

         1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time: "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

         1.4 Certain Matters of Construction. The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding." The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means time of day in the Pacific Time Zone; or (g) except as otherwise set forth herein, discretion of Agent, Issuing Bank or any Lender means the reasonable discretion of such Person. All calculations of Value, fundings of Revolver Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.        CREDIT FACILITIES

         2.1      Revolver Commitment.

                  2.1.1 Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Revolver Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan (x) by CAI if the unpaid balance of Revolver Loans made to CAI outstanding at such time (including the requested Revolver Loan) would exceed the CAI Borrowing Base, (y) by CCI or CCCI if the unpaid balance of Revolver Loans made to CCI and CCCI outstanding at such time (including the requested Revolver Loan) would exceed the CCI Borrowing Base, or (z) by any Borrower if the unpaid balance of Revolver Loans outstanding at such time (including the requested Revolver Loan) would exceed the Borrowing Base.

                  2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

                  2.1.3 Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy Existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrowers.

                  2.1.4 Voluntary Reduction or Termination of Revolver Commitments.

                  (a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this Agreement. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations.

                  (b) Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 30 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given; provided, that Borrowers may not permanently reduce the Revolver Commitments to an amount less than $125,000,000. Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.

                  (c) Concurrently with any reduction in or termination of the Revolver Commitments, for whatever reason (including an Event of Default), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to (i) if the reduction or termination occurs during the first Loan Year, 0.75% of the Revolver Commitments being reduced or terminated; (ii) if it occurs during the second Loan Year, 0.50% of the Revolver Commitments being reduced or terminated; and (iii) if it occurs thereafter, 0.25% of the Revolver Commitments being reduced or terminated. No termination charge shall be payable if termination occurs on the Revolver Termination Date or in connection with a refinancing of this credit facility by Bank of America or any of its Affiliates.

                  2.1.5 Overadvances. If the aggregate Revolver Loans made to CAI exceed the CAI Borrowing Base or the aggregate Revolver Loans made to CCI and CCCI exceed the CCI Borrowing Base, (in each case, an "Overadvance") or the aggregate Revolver Loans made to all Borrowers exceed the lesser of the aggregate Revolver Commitments and the Borrowing Base at any time, the excess amount shall be payable by Borrowers immediately, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for
Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as
(i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed $10,000,000 in the aggregate; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance
(i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

                  2.1.6 Protective Advances. Agent shall be authorized, in its sole discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (a) up to an aggregate amount not to exceed at any time the lesser of (i) the aggregate Revolver Commitments, and (ii) the outstanding amount of $5,000,000, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses (such Revolver Loans are referred to herein as "Protective Advances"). Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent's authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent's determination that funding of a Protective Advance is appropriate shall be conclusive.

         2.2      Increase in Revolver Commitments.

                  (a) Subject to the terms and conditions hereof, at any time after the Closing Date and up to the Revolver Commitment Termination Date, provided that no Default or Event of Default has occurred and is continuing, the Borrowers may request that the Lenders increase the Revolver Commitments by an aggregate amount of up to $140,000,000 (each such commitment increase, a "Revolver Commitment Increase") by notifying the Agent and each Lender of the amount of the proposed Revolver Commitment Increase. Notwithstanding anything in this Agreement to the contrary, no Revolver Commitment Increase shall require the approval of any Lender other than any Lender (if any) providing all or part of the Revolver Commitment Increase, no Lender shall be required to provide all or part of any Revolver Commitment Increase unless it agrees to do so in its sole discretion, no Revolver Commitment Increase shall be in an amount less than $10,000,000, and the aggregate amount of all Revolver Commitment Increases shall not exceed $140,000,000.

                  (b) Any Revolver Commitment Increase shall be offered by the Borrowers to the Lenders on a Pro Rata basis on the date that the Revolver Commitment Increase is requested. The Lenders shall have 10 Business Days to respond to any request for a Revolver Commitment Increase (by notice to the Borrowers and the Agent) and may elect to accept all, a portion or none of their respective Pro Rata shares of the proposed Revolver Commitment Increase. Any Lender which fails to respond to a request for a Revolver Commitment Increase by the end of such 10 Business Day period will be deemed to have declined the request for its Pro Rata share of the requested Revolver Commitment Increase. If any portion of a requested Revolver Commitment Increase is not provided by the Lenders, then the Borrowers may request that the other Lenders (without regard to their Pro Rata percentage) or one or more Eligible Assignees provide such Revolver Commitment Increase. In any such case, each Person providing a portion of the requested Revolver Commitment Increase shall execute and deliver to the Agent and the Borrowers all such documentation as may be reasonably required by the Agent to evidence such Revolver Commitment Increase.

                  (c) If any requested Revolver Commitment Increase is agreed to in accordance with this Section 2.2, the Agent and the Borrowers shall determine the effective date of such Revolver Commitment Increase (the "Commitment Increase Effective Date"). The Agent, with the consent and approval of the Borrowers, shall promptly confirm in writing to the Lenders the final allocation of such Revolver Commitment Increase and the Commitment Increase Effective Date. On the Commitment Increase Effective Date: (i) the Pro Rata shares of the Lenders shall be amended to reflect the reallocated Revolver Commitments; (ii) each Person added as a new Lender pursuant to a Revolver Commitment Increase (a "New Lender") shall become a Lender hereunder and under the other Loan Documents with a Revolver Commitment as set forth on the Assignment and Acceptance executed by such Lender; (iii) the Revolver Commitment of each existing Lender that increases its Revolver Commitment pursuant to a Revolver Commitment Increase (an "Increasing Lender") shall be increased as reflected on such Assignment and Acceptance; (iv) the Borrowers shall pay (which may be funded with Revolver Loans made under the Revolver Commitment Increase) the principal amount of, and accrued and unpaid interest on, Revolver Loans of the Lenders other than the New Lenders in an amount sufficient (as determined by the Agent) to permit the New Lenders and the Increasing Lenders to fund Revolver Loans in an amount equal to the New Lenders' and the Increasing Lenders' respective Pro Rata shares of the then outstanding Revolver Loans, and in connection with such payment shall also pay funding losses, if any, on such repayment in accordance with Section 3.9; (v) each New Lender shall fund Revolver Loans in an amount equal to its Pro Rata share of the then outstanding Revolver Loans; and (vi) each Increasing Lender shall fund Revolver Loans in an amount necessary such that, after giving effect to such funding, it shall have funded its Pro Rata share of the entire amount of the then outstanding Revolver Loans. Any New Lender shall be required to have a Revolver Commitment of not less than $10,000,000.

                  (d) As a condition precedent to the effectiveness of any such Revolver Commitment Increase, the Borrowers shall deliver to the Agent a certificate signed by a Senior Officer, dated as of the Commitment Increase Effective Date, that as of the Commitment Increase Effective Date no Default or Event of Default has occurred and is continuing.

                  (e) In no event shall the Revolver Commitments exceed $350,000,000 without the consent of each Lender.

         2.3      Letter of Credit Facility.

                  2.3.1 Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

                  (a) Each Borrower acknowledges that Issuing Bank's willingness to issue any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

                  (b) Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

                  (c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

                  (d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by

Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

                  (e) All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement, and from and after the Closing Date shall be subject to and governed by the terms and conditions set forth herein.

                  2.3.2        Reimbursement; Participations.

                  (a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day ("Reimbursement Date"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

                  (b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

                  (c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

                  (d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

                  2.3.3 Cash Collateral.  If any LC Obligations,  whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Revolver Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank's or Agent's request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the
Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.        INTEREST, FEES AND CHARGES

         3.1      Interest.

                  3.1.1        Rates and Payment of Interest.

                  (a) The Obligations shall bear interest (i) if a Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Revolver Loan is repaid on the same day made, one day's interest shall accrue.

                  (b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

                  (c) Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Revolver Loans being prepaid; and (iii) on the Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

                  3.1.2      Application of LIBOR to Outstanding Revolver Loans.

                  (a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Revolver Loans to, or to continue any LIBOR Revolver Loan at the end of its Interest Period as, a LIBOR Revolver Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Revolver Loan.

                  (b) Whenever Borrowers desire to convert or continue Revolver Loans as LIBOR Revolver Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Revolver Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loans into Base Rate Revolver Loans.

                  3.1.3 Interest Periods. In connection with the making, conversion or continuation of any LIBOR Revolver Loans, Borrowers shall select an interest period ("Interest Period") to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

                  (a) the Interest Period shall commence on the date the Revolver Loan is made or continued as, or converted into, a LIBOR Revolver Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

                  (b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

                  (c) no Interest Period shall extend beyond the Revolver Termination Date.

                  3.1.4  Interest  Rate  Not   Ascertainable.   If  Agent  shall
determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Revolver Loans shall be suspended, and no further Revolver Loans may be converted into or continued as LIBOR Revolver Loans.

         3.2      Fees.

                  3.2.1 Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Percentage times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Commitment Termination Date.

                  3.2.2 LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

                  3.2.3 Agent Fees. In consideration of Agent's arrangement and syndication of the Revolver Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

         3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

         3.4 Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other reasonable fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of
Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party. All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Agent's professionals. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

         3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Revolver Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Revolver Loans or to convert Base Rate Revolver Loans to LIBOR Revolver Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Revolver Loans of such Lender to Base Rate Revolver Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Revolver Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolver Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

         3.6 Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Revolver Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or
(c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Revolver Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Revolver Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Revolver Loan or, failing that, will be deemed to have submitted a request for a Base Rate Revolver Loan.

         3.7      Increased Costs; Capital Adequacy.

                  3.7.1        Change in Law.  If any Change in Law shall:

                  (a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

                  (b) subject any Lender or Issuing Bank to any Tax with respect to any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

                  (c) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Revolver Loan (or of maintaining its obligation to make any such Revolver Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

                  3.7.2 Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender's or Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or holding company's capital as a consequence of this Agreement, or such Lender's or Issuing Bank's Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Issuing Bank's and holding company's policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

                  3.7.3 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         3.8      Mitigation; Replacement of Foreign Lender.

                  3.8.1  Mitigation.  If any Lender gives a notice under Section
3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  3.8.2        Replacement of Foreign Lender.

                  (a) If Borrowers are obligated to make any material payments under Section 5.9 to any Foreign Lender (a "Non-Exempt Foreign Lender"), then Borrower Agent, upon at least 5 Business Days prior irrevocable notice to Agent and the Non-Exempt Foreign Lender, may permanently replace the Non-Exempt
Foreign Lender with one or more Eligible Assignees with the consent of Agent (which shall not be unreasonably withheld or delayed) (each, a "Substitute Lender"), and the Non-Exempt Foreign Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Exempt Foreign Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  (b) Prior to the effective date of such replacement, the Non-Exempt Foreign Lender and each Substitute Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Exempt Foreign Lender being repaid its Pro Rata share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Non-Exempt Foreign Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Non-Exempt Foreign Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Exempt Foreign Lender shall be made in accordance with the terms of Section 13.3. Until such time as the Substitute Lender shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Exempt Foreign Lender hereunder and under the other Loan Documents, the Non-Exempt Foreign Lender shall remain obligated to make the Non-Exempt Foreign Lender's Pro Rata share of Revolver Loans and to purchase a participation in each Letter of Credit, according to its Pro Rata share.

         3.9 Funding Losses.  If for any reason (other than default by a Lender)
(a) any Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Revolver Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Revolver Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense actually incurred arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Revolver Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Revolver Loans.

         3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("maximum rate"). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.        LOAN ADMINISTRATION

         4.1      Manner of Borrowing and Funding Revolver Loans.

                  4.1.1        Notice of Borrowing.

                  (a) Whenever a Borrower desires funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Revolver Loans, and
(ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Revolver Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) which Borrower is requesting a Revolver Loan, (B) the amount of the Borrowing, (C) the requested funding date (which must be a Business Day), (D) whether the Borrowing is to be made as Base Rate Revolver Loans or LIBOR Revolver Loans, and (E) in the case of LIBOR Revolver Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

                  (b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

                  (c) If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

                  4.1.2 Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Revolver Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Revolver Loans. Each Lender shall fund to Agent such Lender's Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender's share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

                  4.1.3        Swingline Loans; Settlement.

                  (a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount not to exceed 10% of the Revolving Commitments, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

                  (b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least twice each month. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender's obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent's request therefor.

                  4.1.4 Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower's behalf.

         4.2 Defaulting Lender. If a Lender fails to make any payment to Agent that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender's defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Revolver Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a defaulting Lender's right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a "Lender" until all its defaulted obligations have been cured.

         4.3 Number and Amount of LIBOR Revolver Loans; Determination of Rate. For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Borrowings shall be allocated among Lenders on a Pro Rata basis. No more than 6 Borrowings of LIBOR Revolver Loans may be outstanding at any time, and each Borrowing of LIBOR Revolver Loans when made shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

         4.4 Borrower Agent. Each Borrower hereby designates CAI ("Borrower Agent") as its representative and agent for all purposes under the Loan
Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

         4.5 One Obligation. The Revolver Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent's Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

         4.6 Effect of Termination. On the effective date of the full termination of the Revolver Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates' Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. The provisions of Sections 2.3, 3.4, 3.6, 3.7,

3.9, 5.5, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.        PAYMENTS

         5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Revolver Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied first to Base Rate Revolver Loans and then to LIBOR Revolver Loans; provided, however, that as long as no Event of Default exists, prepayments of LIBOR Revolver Loans may, at the option of Borrowers and Agent, be held by Agent as Cash Collateral and applied to such Revolver Loans at the end of their Interest Periods.

         5.2 Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Contracts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Contracts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent's demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the applicable Borrowing Base.

         5.3      [Reserved]

         5.4 Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

         5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

         5.6      Post-Default Allocation of Payments.

                  5.6.1 Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

                  (a) FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

                  (b) SECOND, to all amounts owing to Agent on Swingline Loans;

                  (c) THIRD, to all amounts owing to Issuing Bank on LC Obligations;

                  (d) FOURTH, to all Obligations constituting fees (excluding amounts relating to Bank Products);

                  (e) FIFTH, to all Obligations constituting interest (excluding amounts relating to Bank Products);

                  (f) SIXTH, to provide Cash Collateral for outstanding Letters of Credit;

                  (g) SEVENTH, to all other Obligations, other than Bank Product Debt;

                  (h) EIGHTH, to Bank Product Debt; and

                  (i) LAST, to the Borrowers.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank
Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender which notice shall be approved by the Borrowers. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

                  5.6.2 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

         5.7 Application of Payments. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

         5.8      Loan Account; Account Stated.

                  5.8.1 Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account") evidencing the Debt of Borrowers resulting from each Revolver Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

                  5.8.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute; provided, that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrowers' right to continue such dispute.

         5.9      Taxes.
                  -----

                  5.9.1 Payments Free of Taxes. Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an Obligor shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;
(b) the Obligor shall make such deductions; and (c) Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

                  5.9.2 Payment. Borrowers shall indemnify, hold harmless and reimburse Agent, Lenders and Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, any Lender or Issuing Bank with respect to any Obligations, Letters of Credit or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that payment by Borrowers to Agent of any amounts owed hereunder which are under dispute by Borrowers shall not be deemed a waiver of Borrowers' right to continue such dispute. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Agent), or by Agent, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Agent.

         5.10     Foreign Lenders.

                  5.10.1 Exemption. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and Borrower Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Agent or Borrower Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent as will enable Agent and Borrower Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

                  5.10.2 Documentation. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, a Foreign Lender shall deliver to Agent and Borrower Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made.

         5.11     Nature and Extent of Each Borrower's Liability.

                  5.11.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan

Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise;
(g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

                  5.11.2       Waivers.


                  (a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

                  (b) Agent and Lenders may, in their sole discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to "election of remedies" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee's sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                  5.11.3       Extent of Liability; Contribution.

                  (a) Notwithstanding anything herein to the contrary, each Borrower's liability under this Section 5.11 shall be limited to the greater of
(i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower's Allocable Amount.

                  (b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

                  (c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Revolver Loans made directly or indirectly to that Borrower (including Revolver Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower's business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Revolver Loans and Letters of Credit to such Borrower.

                  5.11.4 Joint  Enterprise.  Each  Borrower has  requested  that
Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent's and Lenders' willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers' request.

                  5.11.5 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.        CONDITIONS PRECEDENT/SUBSEQUENT

         6.1 Conditions Precedent to Initial Revolver Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the following conditions has been satisfied:

                  (a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document (other than Credit Card Acknowledgements, a Compliance Certificate and those Loan Documents which are to be delivered after the Closing Date as set forth in
Section 6.4) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor (to the extent a party thereto) shall be in compliance with all terms thereof.

                  (b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

                  (c)  Agent  shall  have  received  duly  executed   agreements
establishing each Dominion Account and related lockbox (if applicable), in form and substance, and with financial institutions, satisfactory to Agent.

                  (d) Agent shall have received certificates, in the form of Exhibit D, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder,
(i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

                  (e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

                  (f) Agent shall have received a written opinion of Andrews Kurth, LLP, as well as any local counsel to Borrowers or Agent, with respect to the Loan Documents, in form and substance satisfactory to Agent.

                  (g) Agent shall have received a written opinion from the Parent's General Counsel, with respect to the existence, authority, no violation of laws and no existence of litigation regarding each Obligor.

                  (h) Agent shall have received a written opinion of Hughes Watters Askanase L.L.P. regarding the enforceability of the Borrowers' form of Contract and its compliance with any Requirement of Law with respect to the laws of the State of Oklahoma and relevant federal laws.

                  (i) Agent shall have received a written opinion of McGlinchey Stafford PLLC regarding the enforceability of the Borrowers' form of Contract and its compliance with any Requirement of Law with respect to the laws of the State of Louisiana and relevant federal laws.

                  (j) Agent shall have received copies of the charter  documents of each  Obligor,  certified  by the  Secretary  of State  or other  appropriate official of such Obligor's jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

                  (k)  Agent   shall  have   received   copies  of  policies  or
certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

                  (l) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since January 31, 2008.

                  (m) Borrowers shall have paid all fees and expenses due and payable to Agent and Lenders on the Closing Date.

                  (n) Agent shall have received a Borrowing Base Certificate prepared as of July 31, 2008. Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $20,000,000.

                  (o) Agent shall have received copies of the Indenture and the "Transaction Documents" as defined therein, and any amendments necessary thereto.

                  (p) Agent shall have received a letter from each third party service maintenance providers acknowledging that any refunds owed to a Borrower as a result of the cancellation of a third party service maintenance plan purchased under a Retained Contract shall be paid directly to the Dominion Account, which letter shall be in form and substance satisfactory to Agent.

                  (q) Agent shall have received a letter from each third party credit insurance provider acknowledging that any refunds owed to a Borrower as a result of the cancellation of a credit insurance policy shall be paid directly to the Dominion Account, which letter shall be in form and substance satisfactory to Agent.

                  (r) Agent shall have received copies of the CCI Receivables Purchase Agreement and Originator Notes, in each case in form and substance satisfactory to Agent.

                  (s) Agent shall have received a fully signed Securitization Intercreditor Agreement.

         6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

                  (a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

                  (b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

                  (c) All conditions precedent in any other Loan Document shall be satisfied;

                  (d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

                  (e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Revolver Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

         6.3 Limited Waiver of Conditions Precedent. If Agent, Issuing Bank or Lenders fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

         6.4 Conditions Subsequent. Borrowers shall deliver each of the following within the specified time period:

                  6.4.1 Within 60 days after the Closing Date Borrowers shall deliver to Agent Lien Waivers with respect to each leased premises or any Inventory which is in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person; provided, that Agent shall not establish a Rent and Charges Reserve for any such location or Inventory until the termination of such 60 day period.

                  6.4.2 Borrower shall use its commercially reasonable efforts to deliver to Agent, within 30 days after the Closing Date, all Leasehold Mortgages and Leasehold Mortgage Consents.

                  6.4.3 Within 15 days after the Closing Date Borrowers shall deliver to Agent Deposit Account Control Agreements with respect to accounts maintained by JPMorgan Chase Bank, N.A., Suntrust Bank, Texas State Bank and Woodforest Bank, each in form and substance satisfactory to Agent.

SECTION 7.        COLLATERAL

         7.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

                  (a) all Contracts other than Contracts sold to and retained by Receivables SPV;

                  (b) all Accounts including Credit Card Accounts;

                  (c) all Chattel Paper, including electronic chattel paper;

                  (d) all Commercial Tort Claims;

                  (e) all Deposit Accounts;

                  (f) all Documents;

                  (g) all General Intangibles, including Intellectual Property;

                  (h) all Goods, including Inventory, Equipment and fixtures;

                  (i) all Instruments;

                  (j) all Investment Property, including the Equity Interests of each Borrower in its Subsidiaries set forth on Schedule 7.1(j);

                  (k) all Letter-of-Credit Rights;

                  (l) all Supporting Obligations;

                  (m) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

                  (n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

                  (o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

         Notwithstanding anything stated to the contrary herein or in any other Loan Document, the Collateral shall not include any Contracts which are allocated to the Receivables SPV under the Origination Agreement and are sold to the Receivables SPV by CAI or any other Securitization Assets.

         7.2      Lien on Deposit Accounts; Cash Collateral.

                  7.2.1 Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts (if any) or in any accounts into which such sums are swept. Each Borrower authorizes and directs each bank or other depository to deliver to Agent, on a daily basis during a Dominion Trigger Period, all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding. Each Borrower irrevocably appoints Agent as such Borrower's attorney-in-fact to collect such balances to the extent any such delivery is not so made.

                  7.2.2 Cash Collateral. At the request of Borrower Agent, any Cash Collateral shall be invested, at Agent's discretion, in Cash Equivalents, but Agent shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

                  7.2.3 No Commingling of Cash. Borrowers agree that upon the first occurrence of a Dominion Trigger Period and at all times thereafter all payments on Retained Contracts, proceeds of Retained Contracts or payments or proceeds relating to Collateral shall be deposited into a Dominion Account which is maintained solely for the benefit of the Agent and Lenders and into which no Securitization Assets are deposited.

         7.3      Real Estate Collateral.

                  7.3.1 Lien on Real Estate. The Obligations shall also be secured by Leasehold Mortgages upon all Real Estate owned by Borrowers, including the Real Estate identified in Schedule 1.1L. The Leasehold Mortgages shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Borrower acquires a leasehold interest in Real Estate hereafter, Borrowers shall, upon acquiring such interest, execute, deliver and record a Leasehold Mortgage sufficient to create a Lien in favor of Agent on such Real Estate, and shall deliver a Leasehold Mortgage Consent with respect to such Real Estate.

         7.4      Other Collateral.

                  7.4.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000) and, upon Agent's request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

                  7.4.2 Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent's request, shall promptly take such actions as Agent deems appropriate to effect Agent's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent's request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

         7.5 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

         7.6 Further Assurances. Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

         7.7 Foreign Subsidiary Stock. Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

         7.8 Contract Legend. The Borrowers shall immediately following the execution or receipt of a Contract which has been allocated to a Borrower under the Origination Agreement, stamp or type in on the Contract the following:

         This instrument or agreement is assigned as collateral to Bank of America, N.A.

SECTION 8.        COLLATERAL ADMINISTRATION

         8.1 Collateral Reports. By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (i) a Borrowing Base Certificate prepared as of the close of business of the previous month, (ii) an aggregate list of the Borrowers' Contracts, aged in 30 days contractual delinquency intervals; (iii) a calculation of the Past Due Percent, the Cash Recovery Percent, Collateral Adjustment Percentage, the Charge-Off Percent; the Eligible Contracts, the Eligible Inventory, the Eligible Credit Card Accounts; (iv) an Inventory turn report of the Borrowers' Inventory; (v) a listing of each Borrower's Inventory by location, specifying the amount of Inventory at each location; (vi) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time, together with a reconciliation to the general ledger; and (vii) a certificate of an officer of the Borrower Agent certifying as to the accuracy and completeness of the foregoing and at such other times as Agent may request. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and
(c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the CAI Availability Reserve or CCI Availability Reserve.

         8.2      Administration of Contracts.

                  8.2.1        Contracts.

                  (a) The Borrowers hereby represent and warrant to the Agents and the Lenders with respect to the Contracts, that: (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor and any copies of such original are clearly marked as copies; (iv) each Contract correctly sets forth the terms thereof, including the interest rate, if any, applicable thereto and correctly describes the collateral, if any, for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of the Borrowers, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Requirement of Law; and (viii) the Borrowers have not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts.

                  (b) The Borrowers shall not grant any discount, credit or allowance to any such Contract Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the Ordinary Course of Business or in compliance with the Credit and Collection Guidelines.

                  (c) Except as provided in Borrowers' Credit and Collection Guidelines, the Borrowers shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Contract without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Contract and not payment thereof and the Borrowers will promptly deliver such instrument to the Agent, endorsed by the applicable Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such Instrument is paid in full.

                  (d) Agent may rely, in determining which Contracts are Eligible Contracts, on all statements and representations made by Borrowers with respect thereto.

                  (e) Except as provided in the Credit and Collections Guidelines with respect to Modified Contracts, the Borrowers shall not amend or modify any Retained Contract without the Agent's prior written consent and any such modifications to the applicable Contract are identified as approved modifications.

                  (f) Borrowers shall hold each original Contract as the custodian for the Agent for the purposes of perfecting Agent's Lien in the Contracts.

                  (g) If the original of any Contract is in print format, the Borrowers shall keep such Contract in a fireproof file cabinet at Borrowers' chief executive office (unless delivered to Agent hereunder) and if the original Contract is in electronic format, the Borrowers shall keep the electronic version on their computer systems in their chief executive office and with backup copies kept in location other than the chief executive office.

                  8.2.2 Taxes. If any collections received from payments made by Contract Debtors includes charges for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

                  8.2.3 Contract Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Contracts by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  8.2.4  Maintenance  of  Dominion   Account.   Borrowers  shall
maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer (if any) and Dominion Account bank, establishing Agent's control over and Lien in the lockbox (if any) or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox (if any) to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Neither Agent nor Lenders assume any responsibility to Borrowers for any lockbox arrangement (if any) or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

                  8.2.5 Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Contracts, proceeds of Contracts sold pursuant to the Receivables Purchase Agreement or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account, if any). If any Borrower or its Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

         8.3      Administration of Inventory.

                  8.3.1 Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory at each of its locations at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

                  8.3.2 Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $2,500,000; and (d) any payment received by a Borrower in excess of the aggregate amount of $2,500,000 in any month for a return is promptly remitted to Agent for application to the Obligations.

                  8.3.3 Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval (other than in the Ordinary Course of Business), and shall take all reasonable steps to assure that all Inventory is produced in accordance with Applicable Law. To the best of Borrowers' knowledge, all of each Borrower's Inventory is produced in accordance with the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

                  8.3.4 Inventory Returned by Customers. All Inventory returned by the customers of any Borrower which are subject to a Lien under a Contract purchased by the Receivables SPV shall be kept separate and identifiable by such Borrower and such Borrower shall reflect in its books and records that such Inventory constitutes Securitization Assets.

         8.4      Administration of Equipment.

                  8.4.1 Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

                  8.4.2 Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens.

                  8.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver or an appropriate Rent and Charges Reserve has been established with respect thereto.

         8.5 Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent's control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $10,000 at any time). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

         8.6      Administration of Credit Card Accounts.

                  8.6.1 Credit Card Agreements. Schedule 8.6.1 is a list of all Credit Card Agreements as of the Closing Date.

                  8.6.2 Credit Card Acknowledgements. Each Borrower shall use commercially reasonable efforts to deliver to the Agent copies of Credit Card Acknowledgements which have been executed on behalf of such Borrower and such Borrower's Credit Card Issuers and Credit Card Processors. Each Credit Card Acknowledgement shall require the ACH or wire transfer no less frequently than daily to a Dominion Account of all payments due from Credit Card Processors or Credit Card Issuers.

         8.7      General Provisions.

                  8.7.1   Location  of   Collateral.   All  tangible   items  of
Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.7.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

                  8.7.2        Insurance of Collateral; Condemnation Proceeds.

                  (a) Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy shall be payable to Agent. From time to time upon request, Borrowers shall deliver to Agent the certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever, except 10 days notice shall be given for cancellation due to non-payment of premium; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all claims reports made to insurance companies in excess of $1,000,000. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

                  (b) Any proceeds of insurance (other than proceeds from workers' compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent and shall be deposited in the Dominion Account. Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and if a Dominion Trigger Period exists, then to any other Obligations outstanding.

                  (c) If requested by Borrowers in writing within 15 days after Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $2,000,000.

                  8.7.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers' sole risk.

                  8.7.4 Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent's Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

         8.8 Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent's designee, may, without notice and in either its or a Borrower's name, but at the cost and expense of Borrowers:

                  (a) Endorse a Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

                  (b) During an Event of Default, (i) notify any Contract Debtors of the assignment of their Contracts, demand and enforce payments on Contracts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Contracts; (ii) settle, adjust, modify, compromise, discharge or release any claims with respect to amounts due on Contracts or other Collateral, or any legal proceedings brought to collect on Contracts or other Collateral; (iii) sell or assign any Contract and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Borrower's name to a proof of claim or other document in a bankruptcy of a Contract Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Contract, Inventory or other Collateral; (viii) use a Borrower's stationery and sign its name to verifications of Contract and notices to Contract Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker's acceptance for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower's obligations under the Loan Documents.

SECTION 9.        REPRESENTATIONS AND WARRANTIES

         9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, Parent and each Borrower represents and warrants that:

                  9.1.1 Organization and Qualification. Parent and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Parent and its Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  9.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

                  9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  9.1.4 Capital Structure. Schedule 9.1.4 shows, for each of Parent and its Subsidiaries, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.

Parent has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth in Schedule 9.1.4, there are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of Parent or its Subsidiary.

                  9.1.5 Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Parent nor its Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Parent and its Subsidiaries are shown on
Schedule 8.7.1. During the five years preceding the Closing Date, no Borrower or its Subsidiary has had any other office or place of business.

                  9.1.6 Title to Properties; Priority of Liens. Each of Parent and its subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title to its Real Estate that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose. Each of Parent and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent's Liens.

                  9.1.7 Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder's equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since January 31, 2008, there has been no change in the condition, financial or otherwise, of Parent or any of its Subsidiaries (when taken as a whole) that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Borrower and its Subsidiaries are Solvent.

                  9.1.8 Surety Obligations. Neither Parent nor any of its Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

                  9.1.9 Taxes. Parent and each of its Subsidiaries have filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Parent and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                  9.1.10 Brokers. There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

                  9.1.11 Intellectual Property. Each of Parent and its Subsidiaries own or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others except for any such conflict of infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Parent's or any Borrower's knowledge, threatened Intellectual Property Claim with respect to Parent, any of its Subsidiaries or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11, neither Parent nor its Subsidiaries pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries is shown on Schedule 9.1.11.

                  9.1.12 Governmental Approvals. Each of Parent and its Subsidiaries have, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. To the best of each Borrowers' knowledge, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  9.1.13 Compliance with Laws. Each of Parent and its Subsidiaries have duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law (including all consumer credit disclosure laws and regulations), except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to Parent or its Subsidiaries under any Applicable Law. To the best of Borrowers' knowledge no Inventory has been produced in violation of the FLSA.

                  9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, neither Parent's nor its Subsidiary's past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither Parent nor its Subsidiaries have received any Environmental Notice. Neither Parent nor its Subsidiaries have any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

                  9.1.15 Burdensome Contracts. Neither Parent nor its Subsidiaries are a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor its Subsidiaries are party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

                  9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent's or any Borrower's knowledge, threatened against Parent or its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Parent or its Subsidiaries. Neither Parent nor its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority.

                  9.1.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. Neither Parent nor its Subsidiaries are in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than a Parent or its Subsidiaries) could terminate a Material Contract prior to its scheduled termination date.

                  9.1.18       ERISA.  Except as disclosed on Schedule 9.1.18:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Parent and Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the knowledge of Parent and Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  (d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

                  9.1.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Parent or its Subsidiaries. There exists no condition or circumstance that could reasonably be expected to impair the ability of Parent or its Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

                  9.1.20  Labor  Relations.  Except  as  described  on  Schedule
9.1.20, neither Parent nor its Subsidiaries are party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of Parent or its Subsidiaries' employees, or, to any Borrower's knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

                  9.1.21 Payable Practices. Neither Parent nor its Subsidiaries shall make any change in its historical accounts payable practices from those in effect on the Closing Date other than any changes made in the Ordinary Course of Business.

                  9.1.22 Not a Regulated Entity. No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  9.1.23 Margin Stock. Neither Parent nor its Subsidiaries are engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose in any manner that would result in a violation of Regulations T, U or X of the Board of Governors.

         9.2 Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.       COVENANTS AND CONTINUING AGREEMENTS

         10.1 Affirmative Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent and each Borrower shall, and shall cause each of their Subsidiaries to:

                  10.1.1       Inspections; Appraisals.

                  (a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Parent or its Subsidiaries, inspect, audit and make extracts from Parent's or its Subsidiaries' books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent's or such Subsidiary's business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Parent or any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Parent or any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Parent and Borrowers shall not be entitled to rely upon them.

                  (b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems appropriate, up to 3 times per Loan Year (as of the Closing Date Agent intends to conduct up to 2 such examinations per Loan Year but reserves the right to conduct additional examinations in its discretion); and (ii) appraisals of Inventory up to 2 times per Loan Year (as of the Closing Date Agent intends to conduct 1 such appraisal per Loan Year but reserves the right to conduct additional appraisals in its discretion); provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Parent and Borrowers specifically agree to pay Agent's then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent's internal appraisal group. This Section shall not be construed to limit Agent's right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

                  10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders (the documents required to be delivered pursuant to clauses (a), (b) and (h) below shall be deemed to have been delivered on the date on which such documents are posted on the Securities and Exchange Commission's website at www.sec.gov and Borrowers have given notice to Agent of such posting):

                  (a) as soon as available, and in any event no later than (i) the date Parent files its 10K with the Securities and Exchange Commission, or
(ii) 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders' equity for such Fiscal Year, on a consolidated basis for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, "going concern" or similar items) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent (in the event that the Existing Securitization Facility becomes an on-balance sheet transaction in compliance with GAAP, in addition to the delivery of the financial statements set forth in this Section, Parent and Borrowers shall deliver consolidating financial statements for Borrowers, Parent and non-Borrower Subsidiaries of Parent);

                  (b) as soon as available, and in any event no later than (i) the date Parent files its 10Q with the Securities and Exchange Commission, or
(ii) 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year end adjustments and the absence of footnotes (in the event that the Existing Securitization Facility becomes an on-balance sheet transaction in compliance with GAAP, in addition to the delivery of the financial statements set forth in this Section, Parent and Borrowers shall deliver consolidating financial statements for Borrowers, Parent and non-Borrower Subsidiaries of Parent);

                  (c) as soon as available, and in any event within 30 days after the end of each month that is not the last month of a Fiscal Quarter, internal management financial statements (balance sheet and statement of income) as of the end of such month, on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with its normal internal, interim reporting practices;

                  (d) within the time frame specified for the delivery of financial statements under clauses (a)(ii), (b)(ii) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or treasurer of Borrower Agent;

                  (e) not later than 30 days after receipt thereof by Borrowers, copies of all management letters (if any) and other material reports submitted to Borrowers by their accountants in connection with such financial statements, if any;

                  (f) not later than 30 days after the commencement of each Fiscal Year, projections of Parent's consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month;

                  (g) at Agent's request, a listing of each Borrower's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

                  (h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower;

                  (i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

                  (j)  such  other   reports  and   information   (financial  or
otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower's, its Subsidiary's or other Obligor's financial condition or business.

                  10.1.3 Notices. Notify Agent and Lenders in writing, promptly after Parent or a Borrower's obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened material labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice;
(i) the occurrence of any material ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers' independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; or
(l) any default under the Indenture or the "Transaction Documents" (as defined in the Indenture).

                  10.1.4 Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

                  10.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Parent or its Subsidiaries, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

                  10.1.6 Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

                  10.1.7 Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, with respect to the Properties and business of Borrowers and its Subsidiaries of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

                  10.1.8 Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and its Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

                  10.1.9 Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary of Parent and, if such Person is not a Foreign Subsidiary or the Subsidiary of an Excluded Subsidiary which is created for the sole purpose of the Existing Securitization Facility, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate. If any Excluded Subsidiary forms or acquires a Subsidiary, the Excluded Subsidiary shall execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on the Equity Interests of such new Subsidiary.

                  10.1.10      [Reserved]

                  10.1.11 Service Maintenance Plans. To the extent that the Borrowers finance so-called "service maintenance plans," the Borrowers shall ensure that the cost of such plans are disclosed to the Contract Debtors and such plans are in compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto.

                  10.1.12 Charge-Off Policy. The Borrowers shall establish and implement, in a manner satisfactory to the Agent, a policy for charging off the unpaid balance of its delinquent Contracts as set forth in the Credit and Collections Guidelines. Borrowers shall not in any way modify such policy as in effect on the Closing Date without providing 10 Business Days prior written notice to the Agent of such modification and obtaining Agent's consent to such modification, which consent will not be unreasonably withheld.

                  10.1.13 Loss Reserve. The Borrowers shall maintain, on a consolidated basis, loss reserves at all times during the term of the Agreement in amounts required to be maintained under GAAP.

                  10.1.14 Amendment to Existing Securitization Facility. Provide prompt written notice of any amendments to the Indenture or any of the "Transaction Documents" as defined in the Indenture ("Securitization Amendment"). The Borrowers agree that if a Securitization Amendment is executed from time to time that contains any credit enhancement levels, required reserve percentage, covenant, event of default, servicer default, trigger event, remedy or any similar items or definitional terms related thereto (other than pricing) that are more favorable (as determined by the Agent) than those contained in the Loan Documents, then the Loan Documents shall be deemed to be similarly amended, mutatis mutandis, for the benefit of the Agent and Lenders. The Borrowers agree to execute and deliver such documents as requested by Agent to amend the Loan Documents to provide for the deemed amendment.

         10.2 Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent and each Borrower shall not, and shall cause each of its Subsidiaries not to:

                  10.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

                  (a) the Obligations;

                  (b) Subordinated Debt;

                  (c) Permitted Purchase Money Debt;

                  (d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

                  (e) Bank Product Debt;

                  (f) Debt that is in existence when a Person becomes a Subsidiary of Parent or that is secured by an asset when acquired by Parent or its Subsidiaries, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary of Parent or such acquisition, and does not exceed $10,000,000 in the aggregate at any time;

                  (g) Permitted Contingent Obligations;

                  (h) Debt owed to a Flooring Lender;

                  (i) (x) Debt incurred for the acquisition of Real Estate by a Borrower so long as the purchase price of such Real Estate does not exceed the fair market value of the Real Estate at the time of its acquisition and the Debt incurred in connection therewith does not exceed 100% of the purchase price of such Real Estate, and (y) Debt secured solely by Real Estate owned by a Borrower as of the Closing Date; provided, that the aggregate outstanding Debt permitted under this subsection does not at any time exceed $25,000,000;

                  (j)  Debt   incurred   in   connection   with   the   Existing
Securitization Facility;

                  (k) Refinancing Debt as long as each Refinancing Condition is satisfied;

                  (l) The Servicer Letter of Credit and Borrowers' obligation to reimburse the issuer of such letter of credit for any drawings thereunder;

                  (m) Debt incurred in connection with the purchase of Contracts and related assets by CCI from CCCI as evidence by the Originator Notes; and

                  (n) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $10,000,000 in the aggregate at any time.

                  10.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "Permitted Liens"):

                  (a) Liens in favor of Agent;

                  (b) Purchase  Money Liens  securing  Permitted  Purchase Money
Debt;

                  (c) Liens for Taxes not yet due or being Properly Contested;

                  (d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Parent or its Subsidiaries;

                  (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent's Liens;

                  (f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

                  (g) Liens arising by virtue of a judgment or judicial order against Parent or its Subsidiaries, or any Property of Parent or its
Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens;

                  (h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

                  (i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

                  (j) Liens in favor of a Flooring Lender so long as such Liens do not attach to any assets of a Borrower other than the Inventory floored by such Flooring Lender;

                  (k) Liens securing only the Real Estate owned by a Borrower to secure Debt permitted under Section 10.2.1(i);

                  (l) existing Liens shown on Schedule 10.2.2;

                  (m) Liens on the Equity Interests of Parent which are held by Parent, to the extent such Equity Interests are deemed to be Margin Stock;

                  (n) Liens in favor of the  Receivables  SPV and the trustee of
the  Existing   Securitization  Facility  on  (i)  Contracts  allocated  to  the
Receivables  SPV  pursuant  to  the  Origination   Agreement  and  sold  to  the
Receivables SPV under the Receivables Purchase Agreement and (ii) the other Securitization Assets;

                  (o) Liens in favor of the trustee of the Existing Securitization Facility (or a collateral agent on the trustee's behalf) on the Master Collection Accounts (as defined in the Securitization Intercreditor Agreement); and

                  (p) rights of CCI in the Contracts purchased from CCCI pursuant to the CCI Receivables Purchase Agreement and evidenced by a UCC-1 Financing Statement naming CCI as a secured party and CCCI as debtor; provided, that such rights are an ownership right and not a Lien.

                  10.2.3 Capital Expenditures. Make Capital Expenditures (net of any net proceeds from the sale of any Borrower's fixed assets) in excess of $22,000,000 in the aggregate during any 12 month period, measured as at the end of each Fiscal Quarter.

                  10.2.4 Distributions; Upstream Payments. Declare or make any Distributions, except Upstream Payments and Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary of Parent to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on
Schedule 9.1.15.

                  10.2.5       Restricted Investments.  Make any Restricted
Investment.

                  10.2.6 Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, a transfer of Property by an Obligor of its Subsidiary to a Borrower, a sale of Contracts and other Securitization Assets to the Receivables SPV pursuant to the Receivable Purchase Agreement, or a disposition of Margin Stock by the Parent or a disposition of Securitization Assets by the Receivables SPV.

                  10.2.7 Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower; (e) loans made by a Borrower to Contract Debtor pursuant to a Contract; (f) loans made by CAI under the Securitization Originator Notes; and
(g) loans made by CCCI under the Originator Notes.

                  10.2.8 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

                  10.2.9 Fundamental Changes. Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

                  10.2.10 Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

                  10.2.11 Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date except in the Ordinary Course of Business and in a manner not adverse to the Agent or Lenders.

                  10.2.12 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and its Subsidiaries.

                  10.2.13 Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

                  10.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.15; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases and other contracts restricting assignment thereof.

                  10.2.15 Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

                  10.2.16 Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

                  10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7;
(c) payment of customary directors' fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

                  10.2.18 Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

                  10.2.19 Amendments to Subordinated Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if, in each case, such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for Parent or its Subsidiaries, or that is otherwise materially adverse to Parent, any of its Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

                  10.2.20  No   Borrower   shall  enter  into  any  Credit  Card
Agreements other than the ones expressly contemplated in Section 8.6.1.

         10.3 Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent shall, on a consolidated basis with its Subsidiaries:

                  10.3.1 Minimum Fixed Charge Coverage Ratio. Maintain Fixed charge Coverage Ratio at least equal to 1.30:1.00 measured quarterly as at the last day of each Fiscal Quarter on a trailing twelve month basis.

                  10.3.2 Maximum Leverage Ratio. Maintain a Leverage Ratio not greater than the ratio set forth below for each Fiscal Quarter during the specified period, measured as of the last day of each Fiscal
Quarter:

                          Period                                                      Ratio
                          ------                                                      -----
Closing Date through January 31, 2009                                               3.50:1.00
February 1, 2009 through December 31, 2009                                          3.75:1.00
January 1, 2010 and thereafter                                                      4.00:1.00

                  10.3.3 Minimum Cash Recovery Percent. Maintain a Cash Recovery Percent in a percentage not less than 4.75% for each month, measured monthly as of the last day of each month.

With respect to the covenants contained in this Section 10.3, in the event that the Existing Securitization Facility becomes an on-balance sheet transaction in compliance with GAAP, all Debt and other related affects associated with the Existing Securitization Facility shall be excluded from the calculation of financial covenants set forth herein.

         10.4 Contract Forms. The Borrowers shall not use or acquire in its business Contracts which are not on the printed forms previously approved in writing by the Agent and the Borrowers shall not change or vary the printed forms of such Contracts without the Agent's prior written consent, unless such change or variation is required by any Requirement of Law. The Agent may reasonably withhold its consent until the Agent receives a satisfactory opinion of the Borrower's counsel regarding compliance of the revised form of Contract with any Requirement of Law.

         10.5 Credit and Collection Guidelines. The Borrowers shall not make any material changes in its Credit and Collection Guidelines (a copy of which has been previously furnished by the Borrowers to the Agent) without the Agent's prior written consent which the Agent may withhold in its sole and absolute discretion. The Borrower shall not enter into or otherwise acquire Contracts which do not comply with the Credit and Collection Guidelines.

SECTION 11.       EVENTS OF DEFAULT; REMEDIES ON DEFAULT

         11.1 Events of Default. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

                  (a) A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

                  (b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

                  (c) A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 10.1.1, 10.1.2, 10.1.7
(only with respect to a failure to maintain insurance at the required coverage amount), 10.2 or 10.3;

                  (d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

                  (e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

                  (f) Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

                  (g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

                  (h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

                  (i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor ceases to be Solvent;

                  (j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely controverted by the Obligor, the petition is not dismissed within 45 days after filing, or an order for relief is entered in the proceeding;

                  (k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

                  (l) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

                  (m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

                  (n) Any default or event of default occurs under the Indenture or the "Transaction Documents" (as defined in the Indenture)

         11.2 Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its sole discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

                  (a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

                  (b) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base, CAI Borrowing Base, or CCI Borrowing Base;

                  (c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

                  (d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to
(i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its sole discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

         11.3 License. Except as is prohibited by an existing and enforceable anti-assignment provision (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity), Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower's rights and interests under Intellectual Property shall inure to Agent's benefit.

         11.4 Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

         11.5     Remedies Cumulative; No Waiver.

                  11.5.1 Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrowers contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

                  11.5.2 Waivers. The failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrowers and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.       AGENT

         12.1     Appointment, Authority and Duties of Agent.

                  12.1.1 Appointment and Authority. Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent's benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Contract or Inventory constitute Eligible Contracts or Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

                  12.1.2 Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent's part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

                  12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

                  12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Revolver Loans held by one Lender without accelerating and demanding payment of all other Revolver Loans, nor to terminate the Revolver Commitments of one Lender without terminating the Revolver Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

         12.2     Agreements Regarding Collateral and Field Examination Reports.

                  12.2.1 Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute Collateral with a book value greater than $5,000,000 in the aggregate released during any 6 month period; (d) that is a Contract or other Securitization Asset that is being sold to the Receivables SPV pursuant to the Receivables Purchase Agreement; or (e) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

                  12.2.2 Possession of Collateral. Agent and Lenders appoint each other Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held by such Lender, to the extent such Liens are perfected by possession. If any Lender obtains possession of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

                  12.2.3 Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Agent with respect to any Obligor or

Collateral ("Report"). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; and (c) to keep all Reports confidential and strictly for such Lender's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants) or use any Report in any manner other than administration of the Revolver Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain any part or contents of a Report through such Lender.

         12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

         12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

         12.5 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.

         12.6 Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In

Agent's sole discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share. In no event shall any Lender have any obligation hereunder to indemnify or hold harmless any Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee.

         12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Contract Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

         12.8     Successor Agent and Co-Agents.

                  12.8.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent's resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

                  12.8.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

         12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

         12.10 Replacement of Certain Lenders. If a Lender (a) fails to fund its Pro Rata share of any Revolver Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent's notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

         12.11    Remittance of Payments and Collections.

                  12.11.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent's right of offset for any amounts due from such Lender under the Loan Documents.

                  12.11.2 Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent.

                  12.11.3 Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender's Pro Rata share of the amounts required to be returned.

         12.12 Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Contract Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

         12.13 Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an "Agent", "Arranger", "Joint Book Runner", "Syndication Agent", or "Co-Documentation Agent" of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

         12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

         13.2     Participations.

                  13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

                  13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Revolver Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

                  13.2.3 Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

         13.3     Assignments.

                  13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Revolver Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers' obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

                  13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $5,000 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section
13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.       MISCELLANEOUS

         14.1     Consents, Amendments and Waivers.

                  14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

                  (a)  without   the  prior   written   consent  of  Agent,   no
modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

                  (b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

                  (c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Revolver
Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender;

                  (d) without the prior written consent of all Lenders (except a defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter
Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base, CAI Borrowing Base, CCI Borrowing Base (and the defined terms used in such definitions), Pro Rata, Required Lenders or Supermajority Lenders; (iv) increase any advance rate, or increase total Revolver Commitments except as set forth in Section 2.2; (vi) release Collateral except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; and

                  (e)  without  the  prior  written  consent  of   Supermajority
Lenders, no modification shall be effective that would amend the definition of Permitted Distributions.

                  14.1.2 Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Revolver Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

                  14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

         14.2 Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

         14.3     Notices and Communications.

                  14.3.1 Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this
Section 14.3.  Each such notice or other  communication  shall be effective only
(a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

                  14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

                  14.3.3 Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

         14.4 Performance of Borrowers' Obligations. Agent may, in its sole discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

         14.5 Credit Inquiries. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or its Subsidiary.

         14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

         14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

         14.8 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

         14.9 Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

         14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

         14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm's-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

         14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of the Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers' businesses, and may use Borrowers' names in advertising and other promotional materials. For purposes of this Section, "Information" means all information received from an Obligor or its Subsidiary relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or its Subsidiary, provided that, in the case of information received from an Obligor or its Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or its Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

         14.13 Certifications Regarding Existing Securitization Facility. Borrowers certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Indenture or the "Transaction Documents", as defined in the Indenture. Borrowers further certify that the incurrence of the Obligations does not constitute a default and is no way restricted under the terms of the Existing Securitization Facility. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent's receipt of evidence that the Revolver Commitments and Obligations continue to not be restricted under the terms of the Existing Securitization Facility at such time.

         14.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

         14.15    Consent to Forum; Arbitration.

                  14.15.1 Forum. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

                  14.15.2 Arbitration. Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code). Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association ("AAA"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration. The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California. The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter. The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award. The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator. The arbitrator shall have the power to award legal fees to the extent provided by this Agreement. Judgment upon an arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence. At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced. None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At Agent's option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

         14.16 Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies;
(e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.17 Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

                                      PARENT:
                                      -------

                                      CONN'S, INC.


                                      By:      /s/ Michael J. Poppe
                                         ---------------------------------------
                                      Name:    Michael J. Poppe
                                           -------------------------------------
                                      Title: Chief Financial Officer
                                      Address:
                                               3295 College Street
                                               Beaumont, Texas  77701
                                      Attn:    Michael J. Poppe
                                           -------------------------------------
                                      Telecopy: 409-212-9521
                                                ------------


                                      BORROWERS:
                                      ----------

                                      CONN APPLIANCES, INC.,
                                      a Texas corporation


                                      By:      /s/ Michael J. Poppe
                                         ---------------------------------------
                                      Name:    Michael J. Poppe
                                           -------------------------------------
                                      Title: Chief Financial Officer
                                      Address:
                                               3295 College Street
                                               Beaumont, Texas  77701
                                      Attn:    Michael J. Poppe
                                           -------------------------------------
                                      Telecopy: 409-212-9521
                                                ------------

                                       S-1
                           Loan and Security Agreement

                                  CONN CREDIT I, LP,
                                  a Texas limited partnership

                                  By:      Conn Credit Corporation, Inc.,
                                           a Texas corporation,
                                           its sole general partner


                                           By:      /s/ Michael J. Poppe
                                              ----------------------------------
                                           Name:    Michael J. Poppe
                                                --------------------------------
                                           Title: Chief Financial Officer
                                                  ------------------------------
                                           Address:
                                                    3295 College Street
                                                    Beaumont, Texas  77701
                                           Attn:    Michael J. Poppe
                                                --------------------------------
                                           Telecopy: 409-212-9521
                                                     ------------



                                  CONN CREDIT CORPORATION, INC.,
                                  a Texas corporation


                                  By:      /s/ Michael J. Poppe
                                     -------------------------------------------
                                  Name:    Michael J. Poppe
                                       -----------------------------------------
                                  Title: Chief Financial Officer
                                  Address:
                                           3295 College Street
                                           Beaumont, Texas  77701
                                  Attn:    Michael J. Poppe
                                       -----------------------------------------
                                  Telecopy: 409-212-9521
                                           -------------


                                       S-2
                           Loan and Security Agreement

                                   AGENT AND LENDERS:
                                   -----------------

                                   BANK OF AMERICA, N.A.,
                                   as Agent and Lender


                                   By:      /s/ John Tolle
                                      ------------------------------------------
                                   Name:    John Tolle
                                        ----------------------------------------
                                   Title:   Vice President
                                         ---------------------------------------
                                   Address:
                                            55 South Lake Avenue, Suite 900
                                            Pasadena, California 91101
                                   Attn:    John Tolle
                                   Telecopy:  (626) 397-1275


                                       S-3
                           Loan and Security Agreement

                                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION


                                   By:      /s/ T. C. Wilde
                                      ------------------------------------------
                                   Name:    T. C. Wilde
                                   Title:   Vice President
                                   Address:
                                            2200 Ross Avenue, 9th Floor
                                            Dallas, Texas  75201
                                   Attn:    T. C. Wilde
                                   Telecopy:  (214) 965-2375


                                       S-4
                           Loan and Security Agreement

                                   CAPITAL ONE, N.A.


                                   By:      /s/ Lori S. Mitchell
                                      ------------------------------------------
                                   Name:    Lori S. Mitchell
                                        ----------------------------------------
                                   Title:   Executive Vice President
                                         ---------------------------------------
                                   Address:
                                            Specialty Finance Lender Group
                                            440 Third St.
                                            Baton Rouge, Louisiana  70802
                                   Attn:    Lori S. Mitchell
                                   Office:  (225) 381-2260


                                       S-5
                           Loan and Security Agreement

                                  UNION BANK OF CALIFORNIA, N.A.


                                  By:      /s/ Michele Scafani
                                     -------------------------------------------
                                  Name:    Michele Scafani
                                       -----------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------
                                  Address:
                                           Commercial Finance Division
                                           445 South Figueroa Street, 13th Floor
                                           Los Angeles, California  90071
                                  Attn:    Peter Ehlinger, Vice President/
                                           Senior Relationship Manager
                                  Telecopy: 212-236-6089
                                            -----------------------------------

                                       S-6
                           Loan and Security Agreement

                                  GUARANTY BANK


                                  By:      /s/ Eric Luttrell
                                     -------------------------------------------
                                  Name:    Eric Luttrell
                                       -----------------------------------------
                                  Title:   Senior Vice President
                                        ----------------------------------------
                                  Address:
                                           333 Clay Street, Suite 4400
                                           Houston, Texas  77002
                                  Attn:    Eric Luttrell, Senior Vice President
                                  Telecopy:  (713) 890-8854



                                       S-7
                           Loan and Security Agreement

                                  FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                                  By:      /s/ R. Keith Kirby
                                     -------------------------------------------
                                  Name:    R. Keith Kirby
                                       -----------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------
                                  Address:
                                           P.O. Box 84
                                           Memphis, Tennessee  38101
                                  Attn:    R. Keith Kirby, Vice President
                                  Telecopy:  (901) 523-4718


                                       S-8
                           Loan and Security Agreement